UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

Biora Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 300
San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 293-2639

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Biora Therapeutics, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2022 at 11:00 a.m. Pacific Time. As of the close of business on April 21, 2022, the record date for the Annual Meeting, there were 184,198,929 shares of common stock entitled to vote at the meeting. Stockholders acted on the following items of business at the Annual Meeting:

1.	The following director nominees were elected to serve until the 2023 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Adi Mohanty	50,221,042	2,629,705	57,573,829
Jeffrey D. Alter	43,800,914	9,049,833	57,573,829
Jeffrey A. Ferrell	41,787,032	11,063,715	57,573,829
Jill Howe	44,664,773	8,185,974	57,573,829
Brian L. Kotzin, M.D.	50,631,097	2,219,650	57,573,829
Lynne Powell	50,893,329	1,957,418	57,573,829
Surbhi Sarna	50,403,488	2,447,259	57,573,829

2.	The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
107,869,997	1,477,577	1,077,002	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2022	Biora Therapeutics, Inc.

	By:	/s/ Adi Mohanty
Adi Mohanty
Chief Executive Officer